EXHIBIT 99.1

Contact:	BALLY TOTAL FITNESS 8700 West Bryn Mawr Avenue Chicago, IL 60631 Jon Harris - Tel. (773) 864-6850 www.BallyFitness.com

EDELMAN Michele Loguidice VP, Financial Communications Tel. (212) 704-8243 michele.loguidice@edelman.com

FOR IMMEDIATE RELEASE

BALLY TOTAL FITNESS TO REPLACE CHIEF FINANCIAL OFFICER JOHN DWYER;
SENIOR VICE PRESIDENT OF FINANCE WILLIAM G. FANELLI NAMED ACTING CFO

COMPANY TO COOPERATE WITH SEC INVESTIGATION
REGARDING PRIOR RESTATEMENT

           Chicago, April 28, 2004 – Bally Total Fitness Holding Corporation (NYSE:BFT) announced today that, effective immediately, John W. Dwyer, 51, has resigned as Chief Financial Officer and as a Director of the Company pursuant to the terms of a separation agreement. Bally has appointed Senior Vice President of Finance William G. Fanelli , 41, to serve as acting CFO. Since 1993, Mr. Fanelli has served in various capacities with Bally and its predecessors, including Senior Vice President, Finance since 2001 and Senior Vice President, Operations from 1997 to 2001. Mr. Fanelli is also a Certified Public Accountant. The Company has retained Korn/Ferry International to conduct a search for a chief financial officer, which will include Mr. Fanelli as well as external candidates.

           Separately, the Company announced that the Division of Enforcement of the Securities and Exchange Commission has commenced an investigation in connection with the Company’s recent restatement regarding the timing of recognition of prepaid dues. The Company is cooperating fully with the SEC on this matter.

           Bally recently reported its results for 2003, which included a restatement to correct errors in a portion of its revenues relating to non-obligatory prepaid membership dues. The errors accelerated dues recognition for certain prepaying members. The restated amounts aggregated approximately $43 million during the seven-year restatement period. The Company’s amended Annual Report on Form 10-K for the year ended December 31, 2003, which was filed on April 2, 2004, contains restated financial statements audited by Ernst & Young LLP and describes the impact of correcting the errors for each annual and quarterly period from January 1, 1997 through September 30, 2003. The amended Annual Report on Form 10-K also discloses that the Company made changes to its systems and processes related to the deferral of prepayments of non-obligatory dues and believes its current controls over such systems and processes are effective.

           As previously disclosed, Ernst & Young LLP has resigned as the Company’s independent auditors effective no later than the filing of Bally’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2004. Ernst & Young LLP’s unqualified audit opinion with respect to the Company’s 2003 financial statements was included in the Company’s Annual Report on Form 10-K. There were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company’s Audit Committee is in discussions with various auditing firms and expects to announce the retention of a new auditing firm shortly. Ernst & Young LLP are currently reviewing the Company’s results for the first quarter of 2004.

           Bally Total Fitness is the largest and only nationwide, commercial operator of fitness centers, with approximately four million members and 420 facilities located in 29 states, Canada, Asia, the Caribbean and Mexico under the Bally Total Fitness®, Crunch FitnessSM, Gorilla SportsSM, Pinnacle Fitness®, Bally Sports Clubs® and Sports Clubs of Canada® brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

           Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in filings of the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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